EXHIBIT 99.1
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          THINKENGINE NETWORKS RECEIVES AMEX DELISTING NOTIFICATION

Marlborough, Mass. -- March 07, 2008 (BUSINESS WIRE) -- ThinkEngine Networks, Inc. (the "Company") (AMEX: THN) today reported that on March 5, 2008 it received notice from the American Stock Exchange (the "Exchange" or "AMEX") staff indicating that the Company no longer complies with the Exchange's continuing listing standards due to the Company's history of losses and the Company's inability to achieve the minimum stockholders' equity requirements, as set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the AMEX Company Guide, and that its securities are, therefore, subject to being delisted from the Exchange.

The Company has until March 12, 2008 to submit to the Exchange a request for an appeal, although it has made no final determination as to whether it will file an appeal. The Company is also considering alternative listings for its common stock.

ABOUT THINKENGINE NETWORKS, INC.

ThinkEngine Networks, Inc. is a provider of TDM and IP capable conferencing bridges and media servers. The VSR1000 includes both TDM and IP interfaces as standard equipment and is capable of processing 968 simultaneous sessions in a compact 1U platform. This NEBS 3 certified platform has been deployed by customers to implement reservationless conferencing, prepaid calling, and IVR applications. The Company's CX Series - Exchange Network Media Servers are a cost-effective and highly scalable family of carrier-class media server platforms. They deliver advanced network media solutions in VoIP networks as well as in traditional AIN and TDM circuit switched and mixed network environments. ThinkEngine is a disruptive force in the marketplace - drastically reducing the cost of implementation while giving customers a migration path from TDM to VoIP. For more information about the Company, visit http://www.thinkengine.com.

SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ALL STATEMENTS CONTAINED HEREIN WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CONTINUANCE OF REDUCED CAPITAL EXPENDITURES THROUGHOUT THE TELECOMMUNICATIONS MARKET, VARIABILITY OF SALES VOLUME FROM QUARTER TO QUARTER, PRODUCT DEMAND, MARKET ACCEPTANCE, LITIGATION, DEPENDENCE ON SIGNIFICANT CUSTOMERS, THIRD PARTY SUPPLIERS AND INTELLECTUAL PROPERTY RIGHTS, RISKS IN PRODUCT AND TECHNOLOGY DEVELOPMENT AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S MOST RECENT FORM 10-K, AS AMENDED, AND OTHER SUBSEQUENT SECURITIES AND EXCHANGE COMMISSION FILINGS. THINKENGINE NETWORKS DOES NOT UNDERTAKE ANY DUTY TO UPDATE forward-looking statements.

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CONTACT: John Steinkrauss
Chief Financial Officer
ThinkEngine Networks, Inc.
jsteinkrauss@thinkengine.com
508-597-0452

Source: ThinkEngine Networks, Inc.

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